Exhibit (h)(4)

                         SCUDDER KEMPER INVESMENTS, INC.
                             Two International Place
                                Boston, MA 02110

                                                               September 7, 1998

AARP Financial Services Corp.
c/o American Association of Retired Persons
601 E Street, N.W.
Washington, DC  20049

                            Member Services Agreement

Dear Sirs:

         Reference is made to the Omnibus Agreement, dated as of October 9, 1984, between American Association of Retired Persons ("AARP") and us; the Partnership Agreement, dated as of October 9, 1984, between you and us; and the Investment Company Service Agreement (the "ICS Agreement"), dated as of October 9, 1984, among AARP, AARP/Scudder Financial Management Company (the "Partnership") and us. Capitalized terms used herein without definition shall have the meanings assigned thereto in the ICS Agreement.

         This Agreement constitutes the agreement required to be entered into by you and us pursuant to Section 5 of the ICS Agreement and referred to as the "Member Services Agreement" therein.

         This Agreement supersedes all prior Member Services Agreements entered into between you and the Partnership.

         We hereby agree with you as follows:

         1. You agree to provide us with such advice and services relating to investments by members of AARP in the AARP Cash Investment Funds, the AARP Growth Trust, the AARP Income Trust, and the AARP Tax Free Income Trust, each established as a Massachusetts business trust to engage in the business of an investment management company (each a "Fund" and, collectively, the "Funds"), and any separate portfolios of the Funds, created from time to time by action of the Trustees (each a "Portfolio" and, collectively, the "Portfolios"), as we shall from time to time reasonably request, including advice and services as to product design of the Funds and Portfolios, the development of new products and services for the Funds and Portfolios and such other information as will assist us in tailoring the Funds and Portfolios best to meet the investment objectives and needs of the AARP membership, based upon your analysis thereof. You agree to contribute or cause to be contributed certain resources to the Funds and Portfolios to assist in the organization and operation of the Funds and Portfolios, including "seed money" for the Funds and assistance in monitoring our activities and the services provided by Scudder and other agents of the Funds and Portfolios. You agree to make available certain of your directors, officers and staff to assist in the operation of the Funds and Portfolios, and, subject to their individual consent, to serve as directors and officers of the Funds. You also agree to facilitate communications with and the provision of services to the AARP membership by analyzing the needs of AARP members of recommending the appropriate services and methods of communication for the purpose of disseminating information and providing services relating to the Account and the Services. For this purpose, you will arrange that there be made available to us, in


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accordance with AARP's policies and practices, membership lists of AARP and of
AARP's publications and access to advertising space in AARP publications. Further, AARP and we have agreed to grant to the Partnership the right and license to do business under the name "AARP/Scudder Financial Management Company," and each of AARP and we have agreed to grant to the Funds a license to use certain of our respective service marks.

         2. We agree to pay you, as compensation for the services to be rendered by you hereunder, a monthly fee equal to the Monthly Member Services Fee. The Monthly Member Services Fee shall be a monthly fee calculated for each calendar day of each year in an amount equal to the sum of: 1/365 (1/366 in each leap year) of .07 of 1% of the average daily net assets as defined below of all Portfolios within the AARP Investment Program from Scudder, including any new fund or portfolio which may be organized in the future, for such month; provided that, for any calendar month during which the average of such values exceed $6 billion, the fee payable for that month based on the portion of the average of such values in excess of $6 billion shall be 1/365 (1/366 in each leap year) of
 .06 of 1% of such portion; provided that, for any calendar month during which the average of such values exceed $16 billion, the fee payable for that month based on the portion of the average of such values in excess of $16 billion shall be 1/365 (1/366 in each leap year) of .05 of 1% of such portion. The value of the average daily net assets of the Portfolios shall be determined in the manner set forth in the respective Investment Management Agreements dated as of September 7, 1998, between us and each Fund.

         3. Nothing herein shall be construed as constituting you as an agent of us or of the Funds.

         4. This Agreement shall become effective as of the date hereof and shall remain in effect, with respect to each Portfolio of each Fund, until August 31, 1999 and shall continue in effect thereafter with respect to each Portfolio so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Trustees of each Fund who are not interested persons of such Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval; and (ii) the Trustees of each Fund or, with respect to each Portfolio of such Fund, the holders of a majority of the outstanding voting securities of such Portfolio. In the event that the Trustees or security holders of fewer than all of the Portfolios of a Fund, fail to approve this Agreement in the manner described in the preceding sentence, this Agreement shall remain in effect only with respect to such Portfolio as do so approve this Agreement. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by us, or, as to a particular Fund, by the Trustees to such Fund or by vote of holders of a majority of the outstanding voting securities of each Portfolio, as to a Fund, or the Portfolio, as to that Portfolio, or by you.

         5. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended as to any Portfolio by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of such Portfolio; and (ii) the Trustees of each Fund, including a majority of the Trustees of such Fund who are not interested persons of such Fund, the Partnership, you or us, cast in person at a meeting called for the purpose of voting on such approval.

         6. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act of 1940, as amended. As used herein the terms "interested persons," "assignments" and


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"vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940, as amended.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                           Very truly yours,

                                           SCUDDER KEMPER INVESTMENTS, INC.



                                           By: /s/Daniel Pierce
                                               -----------------
                                               Managing Director

The foregoing Agreement is
hereby accepted as of the date
first written above.

AARP FINANCIAL SERVICES CORP.


By:  /s/Linda Coughlin
     -----------------
     Title:


Accepted:
AARP CASH INVESTMENT FUNDS


By:  /s/Thomas F. McDonough
     ----------------------
     Vice President

AARP GROWTH TRUST


By:  /s/Thomas F. McDonough
     ----------------------
     Vice President

AARP INCOME TRUST


By:  /s/Thomas F. McDonough
     ----------------------
     Vice President

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AARP TAX FREE INCOME TRUST


By:  /s/Thomas F. McDonough
     ----------------------
     Vice President


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